UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Protalix BioTherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Alliance Advisors	Shareholder Services Department

March 23, 2018

IMPORTANT

Re:	Your Investment in Protalix Biotherapeutics Inc.

Dear Shareholder,

You recently received proxy materials for the upcoming Protalix Biotherapeutics Inc. annual meeting. According to the latest records your account is unvoted.

Please vote your shares now so that your vote can be counted without delay.

If you have any questions, or need assistance with the voting of your shares, please contact me, toll-free, at 833-501-4836, Monday through Friday 9:00 a.m. to 10:00 p.m. & Saturday 10:00 a.m. to 6:00 p.m., Eastern time. This important matter regarding your vote will take only a moment of your time. Alliance Advisors has been engaged by Protalix Biotherapeutics Inc. to contact you.

Thank you in advance for your assistance with this matter.

Sincerely,

Melissa Carlson

Assistant Vice President

Alliance Advisors, LLC - 200 Broadacres Drive - Bloomfield NJ 07003